Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Advanced Series Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Financial Statements” in the statement of additional information.

/s/ KPMG LLP

New York, New York
December 20, 2010